UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2017

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Information.

On June 21, 2017, IEG Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a preliminary information statement on Schedule 14C (the “Preliminary Information Statement”). The Preliminary Information Statement, though not in definitive form, related to a vote by the Company’s sole director and holder of a majority of the voting power of the issued and outstanding capital stock of the Company to effect a reverse 1-for-1,000 stock split (the “Reverse Split”), followed immediately by a forward 1,000-for-1 stock split (the “Forward Split”) of the Company’s common stock. The Company’s intention was that registered shareholders whose shares of stock were converted into less than one share in the Reverse Split would receive cash payments equal to the fair value of those fractional interests. The Reverse Split and Forward Split, together with the related cash payments to shareholders with less than 1,000 shares of common stock prior to the Reverse Split are referred to herein as the “Reverse/Forward Split.”

On July 18, 2017, the Company determined that it will not effect the Reverse/Forward Split at this time. Furthermore, the Company has no intention of effecting the Reverse/Forward Split or any other reverse and/or forward split in the near future. For avoidance of doubt, no reverse and/or forward split will occur on July 25, 2017, as originally disclosed in the Preliminary Information Statement, and no stockholders will be cashed out on July 25, 2017. Stockholders should disregard the Preliminary Information Statement that was filed with the Commission in its entirety.

The Company’s determination to abandon the Reverse/Forward Split was based on the Company’s launch, on July 12, 2017, of its tender offer (the “Lending Club Tender Offer”) to exchange four shares of the Company’s common stock for each share of common stock of LendingClub Corporation (“Lending Club”), up to an aggregate of 40,345,603 shares of Lending Club common stock, representing approximately 9.99% of Lending Club outstanding shares as of April 28, 2017, validly tendered and not properly withdrawn in the offer. The Company launched the Lending Club Tender Offer on July 12, 2017, subsequent to the filing of the Preliminary Information Statement with the Commission on June 21, 2017. The primary goal of the Reverse/Forward Split was cost savings from reducing administrative costs associated with reducing shareholder accounts. The Company expects that a significant number of new shareholders may be obtained in connection with the Lending Club Tender Offer, including those holding fewer than 1,000 shares. As a result, the Company determined that any expected cost savings may no longer be sufficient to justify proceeding with the Reverse/Forward Split. The Company notes that previously completed reverse/forward stock splits have achieved substantial administrative cost savings, and have not been designed for the purpose of “going private”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: July 21, 2017	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer